                             MASTER ADMINISTRATOR REPORT

             ------------------------------------------------------------

                                NAFCO AUTO TRUST - 1

                      For the August 20, 1998 Distribution Date

                         For period beginning on May 1, 1998
                    and ending on July 31, 1998 (the "Due Period")

             ------------------------------------------------------------

     The undersigned, a duly authorized officer of NYLIFE SFD Holding Inc., as Master Administrator (the "Master Administrator"), pursuant to Section 5.11 of the Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of August 1, 1994, as amended, by and among Auto Funding II L.P., as Seller, the Master Administrator, Electronic Data Systems Corporation, as Servicer and Bankers Trust Company, as Trustee, does hereby certify as follows:

     1. Capitalized terms used in this Master Administrator Report and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.
     1.

     2. NYLIFE SFD Holding Inc. is, as of the date hereof, the Master Administrator under the Pooling and Servicing Agreement.

     3.   The undersigned is a Officer of the Master Administrator.

     4.   The date of this Report is August 17, 1998.

     5.   POOL FACTOR.

          (a)  The Pool Factor with respect to
               May 1, 1998 was. . . . . . . . . . . . . . . . . .  0.08253477
                                                                   ----------

          (b)  The Pool Factor with respect to
               July 31, 1998 was . . . . . . . . . . . . . . . . . 0.06320102
                                                                   ----------

     6. INVESTOR AND SELLER CERTIFICATE PRINCIPAL BALANCE (BEGINNING OF DUE PERIOD).

          (a)  The Investor Certificate Principal
               Balance as of May 1, 1998
               (after giving effect to the disbursements
               in reduction of principal, if any,
               on the immediately preceding
               Distribution Date) was. . . . . . . . . . . . . .$  845,073.50
                                                                -------------

          (b)  The Seller Certificate Principal
               Balance as of May 1, 1998
               (after giving effect to the
               disbursements in reduction
               of principal, if any, on the
               immediately preceding Distribution
               Date) was . . . . . . . . . . . . . . . . . . . .$   78,310.08
                                                                -------------

     7.   COMPUTATION OF THE AVAILABLE SUBORDINATION AMOUNT.

          (a)  The Maximum Subordination Amount
               in respect of such Distribution
               Date is . . . . . . . . . . . . . . . . . . . . .$  831,078.15
                                                                -------------

          (b)  The Cumulative Subordination
               Payments with respect to such
               Distribution Date is. . . . . . . . . . . . . . .$     -0-
                                                                -------------

          (c)  The Available Subordination Amount
               with respect to such Distribution
               Date [a - b] is . . . . . . . . . . . . . . . . .$  831,078.15
                                                                -------------
     8.   THE CASH RESERVE ACCOUNT.

          (a)  The Required Cash Reserve Amount
               (assuming all withdrawals or deposits
               to be made with respect to the current
               Distribution Date are made) is  . . . . . . . . .$   42,253.68
                                                                -------------

          (b)  The Available Cash Reserve Amount
               available for deposit to the Collection
               Account on the related Deposit Date
               (prior to any withdrawals or deposits
               to be made with respect to the current
               Distribution Date are made) is. . . . . . . . . .$   55,906.32
                                                                -------------

          (c)  The amount to be deposited to
               (withdrawn from) the Available
               Cash Reserve Amount with respect
               to the current Distribution Date
               was . . . . . . . . . . . . . . . . . . . . . . .$  (13,652.64)
                                                                -------------

          (d)  The Available Cash Reserve Amount
               available for deposit to the Collection
               Account on the related Deposit Date
               (after any withdrawals or deposits to
               be made with respect to the current
               Distribution Date are made) is. . . . . . . . . .$   42,253.68
                                                                -------------

     9.   AGGREGATE MONTHLY SERVICING FEE.

          (a)  The aggregate Monthly Servicing Fee
               paid to the Servicer on the June 19,
               1998 Monthly Fee Date and the July 17,
               1998 Monthly Fee Date was . . . . . . . . . . . .$   18,748.60
                                                                -------------

          (b)  The Monthly Servicing Fee owing
               to the Servicer on the related
               Distribution Date is  . . . . . . . . . . . . . .$    5,379.23
                                                                -------------

          (c)  The total Monthly Servicing Fee paid
               or payable to the Servicer in respect
               of such Due Period [a+b] is . . . . . . . . . . .$   24,127.83
                                                                -------------

     10.  AGGREGATE MONTHLY SUBROGATION AMOUNT.

          (a)  The aggregate Monthly Subrogation
               Amount paid to the Master
               Administrator on the June 19, 1998
               Monthly Fee Date and the July 17,
               1998 Monthly Fee Date was . . . . . . . . . . . .$      -0-
                                                                -------------

          (b)  The Monthly Subrogation Amount
               owing on the related Distribution
               Date is . . . . . . . . . . . . . . . . . . . . .$      -0-
                                                                -------------

          (c)  The total Monthly Subrogation Amount
               paid or payable to the Master
               Administrator in respect of such
               Due Period [a+b] is . . . . . . . . . . . . . . .$      -0-
                                                                -------------

     11.  AGGREGATE MONTHLY ADMINISTRATOR FEE.

          (a)  The aggregate Monthly Administrator
               Fee paid to the Master Administrator
               on the June 19, 1998 Monthly
               Fee Date and the July 17, 1998
               Monthly Fee Date was  . . . . . . . . . . . . . .$    3,542.83
                                                                -------------

          (b)  The Monthly Administrator Fee owing
               on the related Distribution Date is . . . . . . .$    2,254.85
                                                                -------------

          (c)  The total Monthly Administrator Fee
               paid or payable to the Master Administrator
               in respect of such Due Period [a+b] is  . . . . .$    5,797.68
                                                                -------------

     12.  AVAILABLE FUNDS.

          (a)  The amount of Available Funds with
               respect to the related Due Period was . . . . . .$  317,483.24
                                                                -------------

          (b)  The amount of Available Funds with
               respect to the immediately preceding
               Due Period that were retained in the
               Collection Account was. . . . . . . . . . . . . .$   11,136.56
                                                                -------------

          (c)  Interest earned on and retained in the
               Collection Account for the Due Period
               and interest earned on the Cash Reserve
               Account for the Due Period and
               transferred to the Collection Account
               on the related Deposit Date was . . . . . . . . .$    3,711.17
                                                                -------------

          (d)  Total distributable funds with
               respect to the related Due Period
               [a+b+c] was . . . . . . . . . . . . . . . . . . .$  332,330.97
                                                                -------------

          (e)  The amount of Available Funds used
               to purchase additional Auto Loans during
               the related Due Period was  . . . . . . . . . . .$    - 0 -
                                                                -------------

          (f)  The amount of Available Funds and
               interest earned on the Collection Account
               and the Cash Reserve Account used to pay
               the Monthly Servicing Fee and the Monthly
               Administrator Fee on the June 19,
               1998 Monthly Fee Date and the July
               17, 1998 Monthly Fee Date was . . . . . . . . . .$   22,291.43
                                                                -------------

          (g)  The amount of Available Funds and
               interest earned on the Collection Account
               and the Cash Reserve Account remaining
               after the purchase of additional Auto
               Loans and the payment of the Monthly
               Servicing Fee and the Monthly
               Administrator Fee with respect to the
               related Due Period [d-e-f] is . . . . . . . . . .$  310,039.54
                                                                -------------

          (h)  Repurchase of Auto Loans by the Master
               Administrator pursuant to Section 11.01(b)
               of the Pooling and Servicing Agreement. . . . . .$  647,115.28
                                                                -------------

     13. DISBURSEMENTS TO BE MADE ON THE RELATED DISTRIBUTION DATE. The Certificate Rate is 8.75%.

          (a)  The amount of the aggregate Monthly
               Servicing Fee to be paid to the
               Servicer on such Distribution Date
               is  . . . . . . . . . . . . . . . . . . . . . . .$    5,379.23
                                                                -------------

          (b)  The amount of the aggregate Monthly
               Subrogation Amount to be paid to the
               Master Administrator on such
               Distribution Date is  . . . . . . . . . . . . . .$      -0-
                                                                -------------

          (c)  The amount of the Monthly
               Administrator Fee to be paid to the
               Master Administrator on such
               Distribution Date is  . . . . . . . . . . . . . .$    2,254.85
                                                                -------------

          (d)  The amount of the aggregate
               distribution to be made on such
               Distribution Date which constitutes
               interest on the Investor Certificates
               at the Certificate Rate, including
               any Shortfall so allocable is . . . . . . . . . .$   18,485.98
                                                                -------------

          (e)  The amount of the aggregate
               distribution to be made on such
               Distribution Date which constitutes
               payments in reduction of principal
               with respect to the Investor
               Certificates is . . . . . . . . . . . . . . . . .$  197,958.22
                                                                -------------

          (e)(1)Final principal payment to the Investor
                Certificateholders pursuant to the purchase
                of auto loans by the Master Administrator. . . .$  647,115.28
                                                                -------------

          (f)  The total amount of the
               distribution to be made on such
               Distribution Date to the Investor
               Certificateholders [d+e+e(1)] is  . . . . . . . .$  863,559.48
                                                                -------------

          (g)  The amount of the aggregate
               distribution to be made on such
               Distribution Date which constitutes
               interest on the Seller Certificate
               at the Certificate Rate is  . . . . . . . . . . .$    1,713.03
                                                                -------------

          (h)  The amount of the aggregate
               distribution to be made on such
               Distribution Date which constitutes a
               reduction of principal with respect to
               the Seller Certificate is . . . . . . . . . . . .$   25,765.63
                                                                -------------

          (i)  The amount to be deposited(withdrawn) from
               the Cash Reserve Account is . . . . . . . . . . .$  (13,652.64)
                                                                -------------

          (j)  The amount to be retained in
               the Collection Account with the
               respect to the Partial Payment
               Amount is . . . . . . . . . . . . . . . . . . . .$    9,239.96
                                                                -------------

          (k)  The amount to be disbursed to
               the Seller Certificateholder
               (other than the amounts referred
               to in clauses (g) and (h) is  . . . . . . . . . .$   62,895.28
                                                                -------------

          (l)  The total amount of the
               distribution to be made to the
               Seller Certificateholders [g+h+k] is. . . . . . .$   90,373.94
                                                                -------------

     14.  INVESTOR AND SELLER CERTIFICATE PRINCIPAL BALANCE (END OF DUE PERIOD).

          (a)  The Investor Certificate Principal
               Balance as of July 31, 1998
               (after giving effect to the
               disbursements in reduction of
               principal, if any, made on the
               related Distribution Date) is . . . . . . . . . .$      -0-
                                                                -------------

          (b)  The Seller Certificate Principal
               Balance as of July 31, 1998
               (after giving effect to the
               disbursements in reduction
               of principal, if any, on the
               related Distribution Date) is . . . . . . . . . .$   52,544.45
                                                                -------------

15.  EVENTS OF ADMINISTRATOR TERMINATION.

     No event has occurred and is continuing which constitutes an Event of Administrator Termination or would constitute an Event of Administrator Termination but for the requirement that notice be given or time elapse or both [except as disclosed on the attached Annex A.]

          IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 17th day of August 1998.


                              NYLIFE SFD Holding INC.
                              as Master Administrator



                              By:   /s/ Scott Drath
                                 -----------------------------
                                 Name:  Scott Drath
                                 Title: Vice President

                                       ANNEX A
                                          TO
                             MASTER ADMINISTRATOR REPORT
                                DATED August 17, 1998


                         EVENT OF ADMINISTRATOR TERMINATION


                                         None

                                       ANNEX B
                                          TO
                             MASTER ADMINISTRATOR REPORT
                                DATED August 17, 1998


          In addition to the information required by items 4-16 of the Master Administrator Report the following information is to be included in the report delivered to Investor Certificateholders pursuant to Section 7.05 of the Pooling and Servicing Agreement:


     1.   AGGREGATE PRINCIPAL BALANCE OF THE AUTO LOANS.

          As of July 31, 1998 [the close of business on the last day of the Due Period]


          Number of Days    Number of        Aggregate Principal
              Delinquent    Auto Loans       Balance of Auto Loans
          ---------------   ----------       ---------------------
          current (0-29)        135               $    504,579
              30 - 59            10                     38,052
              60 - 89             3                     16,369
              90 - 120            1                        173
              over 120          136                    493,699
                            ----------            -------------
          Totals:               285               $  1,052,872
                            ----------
                            ----------

          Aggregate Principal Balance of Defaulted
            Auto Loans at July 31, 1998               (353,213)
                                                  -------------

          Aggregate Principal Balance allocable
            to Certificateholders                 $    699,659
                                                  ------------
                                                  ------------

     2.   TOTAL AMOUNTS COLLECTED FOR THE DUE PERIOD
          AND DEPOSITED INTO THE COLLECTION ACCOUNT.

          (a)  The total amount of Payments collected on
               the Auto Loans and deposited into the
               Collection Account for the Due Period was . . . .$  246,420.76
                                                                -------------

          (b)  The total amount of Recoveries on Defaulted
               Auto Loans collected on the Auto Loans and
               deposited into the Collection Account for the
               for the Due Period was  . . . . . . . . . . . . .$   71,062.48
                                                                -------------

          (c)  The total amounts collected on the Auto Loans
               and deposited into the Collection Account for the
               Due Period was. . . . . . . . . . . . . . . . . .$  317,483.24
                                                                -------------

     3.   DEFAULTED AUTO LOANS.

          Auto Loans that became Defaulted Auto Loans during the Due Period:

               Number of            Aggregate Principal
               Auto Loans          Balance of Auto Loans
               ----------          ---------------------
                   6                    $24,135.60


     4.   THE INFORMATION SPECIFIED IN ITEM 13(d) THROUGH (f)
          STATED ON THE BASIS OF $1,000 INITIAL PRINCIPAL AMOUNT.
               The Certificate Rate is 8.75%.

         (a)   The amount of the aggregate distribution to
               be made on such Distribution Date which
               constitutes interest on the Investor Certificates
               at the Certificate Rate, including any
               Shortfall so allocable stated on the basis of
               $1,000 Initial Principal Amount is  . . . . . . .$    1.805448
                                                                -------------

         (b)   The amount of the aggregate distribution
               to be made on such Distribution Date which
               constitutes payments in reduction of principal
               with respect to the Investor Certificate on the
               basis of $1,000 Initial Principal Amount is . . .$   19.333745
                                                                -------------

         (c)   The total amount of the distribution to be
               made on such Distribution Date to the Investor
               Certificateholders on the basis of $1,000
               Initial Principal Amount is . . . . . . . . . . .$   21.139193
                                                                -------------